Exhibit 10.2

Execution Version

BACKSTOP COMMITMENT AGREEMENT

AMONG

PIONEER ENERGY SERVICES CORP.

AND

THE COMMITMENT PARTIES PARTY HERETO

Dated as of February 28, 2020

i

INDEX OF DEFINED TERMS

Term	Section
Affiliate	3
Affiliate Agreement	5(q)
Agreement	Preamble
Antitrust Laws	7(g)
Backstop Cap	Recitals
Backstop Commitment	2(a)(i)
Backstop Commitment Percentage	Recitals
Backstop Commitment Premium	Recitals
Backstop Party	Preamble
Backstop Securities	1(g)(iii)
Bankruptcy Code	Recitals
Bankruptcy Court	Recitals
BCA Approval Order	14(c)(xvi)
Business Day	1(d)
Chapter 11 Cases	Recitals
Commitment Party	Preamble
Commitment Party Securities	6(d)
Commitments	2(a)(ii)
Company	Preamble
Company Disclosure Letter	5
Confirmation Order	Recitals
Control	3
Davis Polk	2(e)
Debtors	Recitals
Defaulting Commitment Party	4
Eligible Claims	1(a)
Eligible Equity Holder	1(a)
Eligible Equity Holder Initial Principal Amount	Recitals
Eligible Holder	1(a)
Eligible Noteholder	1(a)
Eligible Noteholder Initial Principal Amount	Recitals
Environmental Law	5(n)
Subscription Agent Account	2(c)
Financial Statements	5(i)
Funding Amount	1(g)(iii)
Funding Notice	1(g)
GAAP	5(f)
Governmental Entity	5(l)
Hazardous Materials	5(n)
HSR Act	7(g)
Indemnified Claim	15(b)
Indemnifying Parties	15(a)
Indemnified Person	15(a)
Indenture	Recitals

ii

Term	Section
Intellectual Property Rights	5(p)(i)
Issuer	Recitals
Legend	7(e)
Losses	15(a)
Management Commitment Party	Preamble
Management Commitment Percentage	14(e)
Management Commitment Premium	Recitals
Management Commitment Securities	Recitals
Management Funding Amount	2(c)
Management Funding Deadline	2(c)
Management Funding Notice	2(c)
Material Adverse Effect	5(f)
Material Contract	5(y)
Notes Claim	Recitals
Outside Date	14(a)(ii)
Parties	Preamble
Party	Preamble
Person	5(l)
Permitted Transferee	3
Petition Date	Recitals
Plan	Recitals
Plan Effective Date	Recitals
Reference Date	5(h)(ii)
Related Fund	3
Required Commitment Parties	Recitals
Rights Exercise Period	Recitals
Rights Offering Procedures	1
Rights Offering Subscription Form	1(d)(1)
Rights Offering Securities	Recitals
RSA	Recitals
Securities Act	6(d)
Special Voting Stock	Recitals
Subscription Agent	1(d)(1)
Subscription Commencement Date	Recitals
Subscription Instruction Deadline	1(d)
Subscription Rights	1(a)
Taxes	5(u)(v)
Termination Date	14(d)
Transaction Expenses	2(e)
Unsubscribed Securities	Recitals

iii

BACKSTOP COMMITMENT AGREEMENT

This BACKSTOP COMMITMENT AGREEMENT (including exhibits and schedules attached hereto and incorporated herein, this “Agreement”), dated as of February 28, 2020 is made by and among Pioneer Energy Services Corp., a Texas corporation (the “Company”) and the ultimate parent of each of the other Debtors (as defined below), on behalf of itself and the other Debtors, on the one hand, and the Management Commitment Parties set forth on Schedule 1 (each, a “Management Commitment Party”) and the Backstop Parties set forth on Schedule 2 hereto (each, a “Backstop Party” and, collectively with the Management Commitment Parties, the “Commitment Parties”), on the other hand. The Company and each Commitment Party is referred to herein, individually, as a “Party” and, collectively, as the “Parties”. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan (as defined below).

WHEREAS, the Debtors, the Commitment Parties and certain of the Debtors’ other creditors and interest holders have entered into a Restructuring Support Agreement, dated as of February 28, 2020 (such agreement, as may be amended, restated, supplemented or otherwise modified from time to time, including all the exhibits thereto, the “RSA”), which provides for the restructuring of the Company’s capital structure and financial obligations pursuant to a “prepackaged” plan of reorganization (as it may be amended, modified or supplemented from time to time as provided in the RSA, the “Plan”). The Company and certain of its subsidiaries as set forth on Schedule 3 (collectively, the “Debtors”) will file voluntary petitions for relief (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101, et seq. (the “Bankruptcy Code”), in the United States Bankruptcy Court for the Southern District of Texas (Houston Division) (the “Bankruptcy Court”) (the date of such filings being referred to herein as the “Petition Date”) and will seek confirmation of the Plan;

WHEREAS, subject to the Bankruptcy Court’s entry of an order confirming the Plan (the “Confirmation Order”), consummation of the Plan, and the other conditions specified in Section 11 and Section 12 hereof, prior to or on the effective date of the Plan (the “Plan Effective Date”), Company, as reorganized pursuant to and under the Plan, or any successor or assign thereto, by merger, amalgamation, consolidation, or otherwise, on or after the Plan Effective Date (the “Issuer”) will offer and sell, pursuant to this Agreement and the other Rights Offering Documents (as defined in the RSA), (x) $125,000,000 aggregate principal amount (for the avoidance of doubt, excluding $9,584,000 aggregate principal amount of Convertible Bonds issued as the Backstop Commitment Premium and the Management Commitment Premium (each as defined below)) of the Convertible Bonds (as defined in Exhibit A to the Term Sheet (as defined in the RSA)) to be issued pursuant to the New Convertible Bond Indenture (as defined in the RSA), and (y) 9,375,000 shares of special voting stock (the “Special Voting Stock”) (for the avoidance of doubt, excluding 718,800 shares of Special Voting Stock issued in connection with the Backstop Commitment Premium and the Management Commitment Premium), which shall be stapled to the Convertible Bonds such that at all times each holder of Convertible Bonds shall also hold 75 shares of Special Voting Stock per $1,000 principal amount of Convertible Bonds;

WHEREAS, (1) $1,795,000 aggregate principal amount of Convertible Bonds and 134,625 shares of Special Voting Stock (collectively, the “Management Commitment Securities”) will be sold to the Management Commitment Parties pursuant to this Agreement in accordance with their respective commitments set forth on Schedule 1, and (2) $123,205,000 aggregate principal amount of Convertible Bonds and 9,240,375 shares of Special Voting Stock (collectively, the “Rights Offering Securities”) will be offered pro rata to (A) all holders of claims under the Indenture, dated March 18, 2014 (as may be amended, supplemented, or otherwise modified from time to time, the “Indenture”, and each claim under such agreement, a “Notes Claim”), and may be subscribed for by all Eligible Noteholders (as defined below) of Eligible Claims (as defined below) for an aggregate purchase price of $116,121,000 (the “Eligible Noteholder Initial Principal Amount”) in cash and (B) all holders of Existing Equity Interests (as defined in the Term Sheet) of the Company, and may be subscribed for by all Eligible Equity Holders (as defined below) for an aggregate purchase price of $7,084,000 (the “Eligible Equity Holder Initial Principal Amount”) in cash, in each case of (A) and (B), during the period (the “Rights Exercise Period”) beginning on the date the Rights Offering (as defined in the Term Sheet) is commenced (the “Subscription Commencement Date”) and ending on the Subscription Instruction Deadline (as defined below) pursuant to the Rights Offering;

WHEREAS, in order to facilitate the Plan and the Rights Offering, pursuant to this Agreement, and subject to the terms, conditions and limitations set forth herein, (A) the Management Commitment Parties, severally and not jointly, have agreed to purchase from the Issuer, on the Plan Effective Date, the Management Commitment Securities for a purchase price of $1,795,000 and (B) each Backstop Party, severally and not jointly, has agreed to purchase from the Issuer, on the Plan Effective Date, (i) all Rights Offering Securities allocated to such Backstop Party based on its ownership of Eligible Claims (as defined below), subject to the Backstop Cap (as defined below), and (ii) such Backstop Party’s percentage (its “Backstop Commitment Percentage”), as set forth on Schedule 2 opposite such Backstop Party’s name, of a number of the Rights Offering Securities (the “Unsubscribed Securities”) equal to (a) the difference between $123,205,000 and the aggregate cash consideration to be paid for Rights Offering Securities duly purchased in the Rights Offering in accordance with the Rights Offering Documents (other than any such Rights Offering Securities purchased by any Backstop Parties in the Rights Offering), divided by (b) $1,000; provided, that in no event shall a Backstop Party be required to purchase Rights Offering Securities (whether exercised in the Rights Offering or any Unsubscribed Securities purchased pursuant to this Agreement) in an amount in excess of such Backstop Party’s Backstop Commitment Percentage multiplied by $118,013,000 (such Backstop Party’s “Backstop Cap”) pursuant to this Agreement;

WHEREAS, as consideration for their respective Commitments (as defined below), the Backstop Parties will receive, upon the earlier of the Plan Effective Date and three (3) Business Days after the termination of this Agreement under the circumstances set forth in Section 14(e), a nonrefundable commitment premium of $9,440,000 (the “Backstop Commitment Premium”), payable (i) in $9,440,000 principal amount of Convertible Bonds issued at par and 708,000 shares of Special Voting Stock, in the case of such payment on the Plan Effective Date, or (ii) in cash, in the case of an earlier termination of this Agreement under the circumstances set forth in Section 14(e); and the Management Commitment Parties will receive, upon the earlier of the Plan Effective Date and three (3) Business Days after the termination of this Agreement under the circumstances set forth in Section 14(e), a nonrefundable commitment premium of $144,000 (the “Management Commitment Premium”), payable (i) in $144,000 principal amount of Convertible Bonds issued at par and 10,800 shares of Special Voting Stock, in the case of such payment on the Plan Effective Date, or (ii) in cash, in the case of an earlier termination of this Agreement under the circumstances set forth in Section 14(e); and

WHEREAS, for purposes of this Agreement, “Required Commitment Parties” shall mean those Commitment Parties whose allocated amount of the Backstop Cap and Management Commitments (as defined below) collectively is more than 66.67% of the sum of the aggregate Backstop Cap and aggregate Management Commitments held by all of the Commitment Parties (excluding any Defaulting Commitment Parties (as defined below)).

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties and covenants set forth herein, and other good and valuable consideration, the Company and the Commitment Parties agree as follows:

Section 1. THE RIGHTS OFFERING. The Rights Offering will be conducted in accordance with the Rights Offering procedures to be consistent with the provisions of this Agreement or otherwise acceptable to the Required Commitment Parties and the Company (the “Rights Offering Procedures”) and as follows:

(a) Pursuant to the RSA and the Plan, each holder of a Notes Claim that is either (i) an “accredited investor” as defined in Rule 501(a) under the Securities Act (as defined below) or (ii) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act and makes certain other customary representations and warranties (each such holder, an “Eligible Noteholder”) during the Rights Exercise Period will receive the rights (the “Subscription Rights”) with respect to the Notes Claims held by such Eligible Holder as of such time (such claims being “Eligible Claims”) to subscribe for its pro rata share (measured as the amount of Eligible Claims held by such Eligible Noteholder (for the avoidance of doubt, after taking into account transfers of such Eligible Claims after the Subscription Commencement Date) as compared to the aggregate amount of Notes Claims held by all holders of Notes Claims) of the Eligible Noteholder Initial Principal Amount of Rights Offering Securities. Pursuant to the RSA and the Plan, each holder of Existing Equity Interests (as defined in the Term Sheet) that is either (i) an “accredited investor” as defined in Rule 501(a) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act and makes certain other customary representations and warranties (each such holder, an “Eligible Equity Holder”, and together with an Eligible Noteholder, “Eligible Holders”) during the Rights Exercise Period will receive Subscription Rights to subscribe for its pro rata share (measured as the number of shares represented by the Existing Equity Interests held by such Eligible Equity Holder (for the avoidance of doubt, after taking into account transfers of such Existing Equity Interests after the Subscription Commencement Date) as compared to the aggregate number of shares represented by the Existing Equity Interests held by all holders of Existing Equity Interests) of the Eligible Equity Holder Initial Principal Amount of Rights Offering Securities.

(b) Subject to the terms and conditions of this Agreement, the Company hereby undertakes to cause the Issuer to offer Rights Offering Securities for subscription by Eligible Holders of Eligible Claims pursuant to the RSA and the Plan as set forth in this Agreement.

(c) The Company will cause the Issuer to issue Subscription Rights to purchase the Rights Offering Securities. Each Eligible Noteholder holding Eligible Claims during the Rights Exercise Period will receive a Subscription Right to subscribe for its pro rata share of the Eligible Noteholder Initial Principal Amount of Rights Offering Securities. Each Eligible Equity Holder holding Existing Equity Interests during the Rights Exercise Period will receive a Subscription Right to subscribe for its pro rata share of the Eligible Equity Holder Initial Principal Amount of Rights Offering Securities.

(d) (1) Following the Petition Date, the Company will provide, or cause to be provided, to each Eligible Holder of Eligible Claims or Existing Equity Interests a subscription form (the “Rights Offering Subscription Form”), whereby each Eligible Holder of Eligible Claims or Existing Equity Interests may exercise its Subscription Rights in whole or in part, provided that such Eligible Holder of Eligible Claims or Existing Equity Interests (i) timely and properly executes and delivers its Rights Offering Subscription Form (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable), and for transferees only, a transfer notice included as an exhibit to the Rights Offering Subscription Form, to the subscription agent for the Rights Offering selected by the Company (the “Subscription Agent”) in advance of the Subscription Instruction Deadline and (ii) delivers the securities underlying its Eligible Claims or Existing Equity Interests through The Depository Trust Company Automated Tender Offer Program in advance of the Subscription Instruction Deadline and (A) if such Eligible Holder is not a Backstop Party, the aggregate purchase price of the Rights Offering Securities elected to be purchased by the Eligible Holder of Eligible Claims shall be paid in accordance with the Rights Offering Procedures or (B) if such Eligible Holder is a Backstop Party, such Backstop Party pays the aggregate purchase price of its Rights Offering Securities in accordance with Section 1(g).

(2) In advance of the Subscription Instruction Deadline, each Backstop Party shall timely and properly exercise its rights to purchase its allocated portion of the Rights Offering Securities (subject to its Backstop Cap), pursuant to the procedures set forth in the preceding clause (1) and the Rights Offering Procedures, subject to payment in accordance with Section 1(g). For the avoidance of doubt, each Backstop Party shall fully exercise all Subscription Rights allotted to it for the purchase of the Rights Offering Securities, subject to its Backstop Cap.

(3) For purposes of this Agreement, the “Subscription Instruction Deadline” means 5:00 p.m. New York City time on such date that is specified in the Rights Offering Procedures or such other date as the Company, subject to the approval of the Required Commitment Parties, may specify in a notice provided to the Eligible Holders of Eligible Claims before 9:00 a.m. New York City time on the Business Day before the then-effective Subscription Instruction Deadline. For purposes of this Agreement, “Business Day” means any day of the year on which national banking institutions in New York City are open to the public for conducting business and are not required or authorized to close.

(e) The Company will cause the Issuer to issue the Rights Offering Securities to the Eligible Holders of Eligible Claims or Existing Equity Interests with respect to which Subscription Rights were validly exercised by such Eligible Holders of Eligible Claims or Existing Equity Interests upon the Plan Effective Date. The portion of Rights Offering Securities issued to an Eligible Holder who elects to acquire such Rights Offering Securities shall be rounded down to the nearest security.

(f) If the Subscription Agent for any reason does not receive from an Eligible Holder of Eligible Claims or Existing Equity Interests each of (i) a timely and duly completed Rights Offering Subscription Form, (ii) timely tender of the securities underlying its Eligible Claims or Existing Equity Interests and (iii) timely payment for the Rights Offering Securities being purchased by such Eligible Holder of Eligible Claims or Existing Equity Interests, the Rights Offering Procedures shall provide that, unless otherwise approved by the Company and the Required Commitment Parties, such Eligible Holder of Eligible Claims or Existing Equity Interests shall be deemed to have relinquished and waived its right to participate in the Rights Offering.

(g) No later than five (5) Business Days following the Subscription Instruction Deadline, the Company hereby agrees and undertakes to deliver to each Backstop Party by email delivery a written notice (the “Funding Notice”) of (i) the number of Rights Offering Securities that such Backstop Party has subscribed to purchase pursuant to such Backstop Party’s Rights Offering Subscription Form, if any, and the aggregate purchase price therefor; (ii) the aggregate number of Unsubscribed Securities, if any, and the aggregate purchase price; (iii) the number of Unsubscribed Securities to be issued and sold by the Issuer to such Backstop Party (based upon each Backstop Party’s Backstop Commitment Percentage) and the aggregate purchase price therefor (together with the amounts referenced in (i), such Backstop Party’s “Funding Amount”, and such number of Unsubscribed Securities, the “Backstop Securities”); (iv) wire instructions for a segregated bank account of the Subscription Agent to which such Backstop Party shall deliver an amount equal to its Funding Amount; and (v) the estimated deadline for delivery of the Funding Amount, which shall be the Plan Effective Date for each Backstop Party (the “Backstop Funding Deadline”). No later than the Backstop Funding Deadline, each Backstop Party shall deliver and pay its applicable Funding Amount by wire transfer in immediately available funds in U.S. dollars to the segregated bank account of the Subscription Agent designated by the Subscription Agent in the Funding Notice, or make other arrangements that are acceptable to the applicable Backstop Party and the Company. If this Agreement is terminated pursuant to Section 14 after such delivery, such funds shall be released, without any interest accrued thereon, promptly following such termination.

Section 2. THE COMMITMENTS.

(a) On the basis of the representations and warranties contained herein, but subject to the conditions set forth in Section 11, each of the Commitment Parties, severally and not jointly, agrees to:

(i) in the case of each Backstop Party, subscribe for, in accordance with Section 1(d), and purchase, in accordance with Section 1(g), the Rights Offering Securities and Backstop Securities allocated to such Backstop Party (the “Backstop Commitments”); and

(ii) in the case of each Management Commitment Party, purchase, in accordance with Section 2(c), at the aggregate purchase price therefor, the Management Commitment Securities allocated to such Management Commitment Party (the “Management Commitments”, and together with the Backstop Commitments, the “Commitments”).

(b) Each Backstop Party’s Backstop Commitment Percentage and Backstop Cap are set forth on Schedule 2 opposite such Backstop Party’s name.

(c) No later than five (5) Business Days following the Subscription Instruction Deadline, the Company hereby agrees and undertakes to deliver to each Management Commitment Party by email delivery a written notice (the “Management Funding Notice”) of (i) the aggregate principal amount of Management Commitment Securities to be issued and sold by the Issuer to such Management Commitment Party, as set forth on Schedule 1 opposite such Management Commitment Party’s name), and the aggregate purchase price therefor (such Management Commitment Party’s “Management Funding Amount”); (ii) wire instructions for a segregated bank account of the Subscription Agent designated by the Subscription Agent (the “Subscription Agent Account”) in the Management Funding Notice to which such Management Commitment Party shall deliver an amount equal to its Management Funding Amount; and (iii) the estimated deadline for delivery of the Management Funding Amount, which shall be no earlier than five (5) Business Days prior to, and no later than, three (3) Business Days before the expected Plan Effective Date (the “Management Funding Deadline”). The Company shall cause an additional notice of the Management Funding Deadline to be provided after the Confirmation Order has been entered by the Bankruptcy Court; provided that the Management Funding Deadline shall be a minimum of five (5) Business Days after date of such notice. Each Management Commitment Party shall deliver and pay its applicable Management Funding Amount by wire transfer in immediately available funds in U.S. dollars into the Subscription Agent Account. If this Agreement is terminated pursuant to Section 14 after such delivery, such funds shall be released, without any interest accrued thereon, promptly following such termination.

(d) On the basis of the representations and warranties herein contained, as consideration for the Commitments, and the other undertakings of the Commitment Parties herein, the Company will cause the Issuer to pay, on the Plan Effective Date, to (i) the Backstop Parties, in the aggregate, the Backstop Commitment Premium and (ii) the

Management Commitment Parties, the Management Commitment Premium; which shall be deemed fully earned by the Backstop Parties or the Management Commitment Parties, as applicable, upon execution of this Agreement. The Backstop Commitment Premium shall be payable (i) in $9,440,000 principal amount of Convertible Bonds issued at par and 708,000 shares of Special Voting Stock, in the case of such payment on the Plan Effective Date, or (ii) in cash, in the case of an earlier termination of this Agreement under the circumstances provided in Section 14(e), and allocated pro rata based on such Backstop Party’s Backstop Commitment Percentage. The Management Commitment Premium shall be payable (i) in $144,000 principal amount of Convertible Bonds issued at par and 10,800 shares of Special Voting Stock, in the case of such payment on the Plan Effective Date, or (ii) in cash, in the case of an earlier termination of this Agreement under the circumstances provided in Section 14(e), and allocated as set forth on Schedule 1.

(e) Subject to the entry of the Confirmation Order, which order shall approve this Section 2(e), on the Plan Effective Date, the Company or the Issuer, as applicable, will reimburse or pay, as the case may be, the reasonable and documented out-of-pocket expenses incurred by the Backstop Parties, whether prior to or after the date hereof (the “Transaction Expenses”), and including, but not limited to, all reasonable and documented out-of-pocket fees and expenses of Davis Polk & Wardwell LLP (“Davis Polk”), Haynes and Boone LLP, Houlihan Lokey, Inc., as counsel, local counsel, and financial advisor, respectively, to the Backstop Parties, in connection with the transactions and agreements contemplated hereby, in each case in accordance with the terms of their applicable engagement letters and/or fee letters with the Company.

(f) On the Plan Effective Date, the Commitment Parties will purchase, and the Issuer will sell, only such amount of Rights Offering Securities and Unsubscribed Securities or Management Commitment Securities, as applicable, as is listed in the Funding Notice or Management Funding Notice, without prejudice to the rights of the Issuer or the Commitment Parties to seek later an upward or downward adjustment if the amount of Rights Offering Securities and Unsubscribed Securities or Management Commitment Securities in such Funding Notice or Management Funding Notice is inaccurate or there is a Defaulting Commitment Party.

(g) Delivery of the Rights Offering Securities and Unsubscribed Securities will be made by the Issuer to the respective Backstop Parties on the Plan Effective Date upon the receipt by the Subscription Agent of the Funding Amount of each Backstop Party, upon which time such funds shall be delivered to the Issuer by wire transfer of immediately available funds to the account specified by the Issuer to the Commitment Parties at least twenty four (24) hours in advance.

(h) Delivery of the Management Commitment Securities will be made by the Issuer to the respective Management Commitment Parties on the Plan Effective Date upon the release of the Management Funding Amount of each Management Commitment Party by the Subscription Agent, upon which time such funds shall be delivered to the Issuer by wire transfer of immediately available funds to the account specified by the Issuer to the Commitment Parties at least twenty four (24) hours in advance

(i) Delivery of the Convertible Bonds and Special Voting Stock in satisfaction of (i) the Backstop Commitment Premium will be made by the Issuer to the respective Backstop Parties; and (ii) the Management Commitment Premium will be made by the Issuer to the respective Management Commitment Parties, in each case on the Plan Effective Date.

Section 3. TRANSFER OF COMMITMENT. Each Commitment Party’s Commitment shall be non-transferable without the consent of the Company and the Required Commitment Parties. Notwithstanding the foregoing, a Backstop Party may assign its Commitment to (1) any other Backstop Party or (ii) any fund, account or investment vehicle that is controlled, managed, advised or sub-advised by such Backstop Party, an Affiliate thereof or the same investment manager, advisor or subadvisor as the Backstop Party or an Affiliate of such investment manager, advisor or subadvisor (each, a “Related Fund”, and together with (1), “Permitted Transferees”), in which case such Permitted Transferee shall agree in writing to be bound by the obligations of such transferring Backstop Party under this Agreement and the RSA and shall, as a condition of such transfer, provide the Company and the non-transferring Backstop Parties with evidence reasonably satisfactory to them that such transferee is reasonably capable of fulfilling such obligations. For purposes of this Agreement, (i) “Affiliate” shall mean with respect to any specified Person, any other Person that, at the time of determination, directly or indirectly through one or more intermediaries, Controls (as defined below), is Controlled by or is under common Control with such specified Person and (ii) “Control” shall mean, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The terms “Controlled by,” “Controlled” and “under common Control with” shall have correlative meanings.

Section 4. COMMITMENT PARTY DEFAULT. Any Backstop Party or Management Commitment Party that fails to timely fund its Commitment or, in the case of a Backstop Party, fully exercise all Subscription Rights held by it in the Rights Offering, (a “Defaulting Commitment Party”) will be liable for its breach and the Company and the Commitment Parties may enforce all of their respective rights and remedies hereunder and under applicable law, including the right to seek money damages (including setoff of any Plan recovery) and/or specific performance upon the failure to timely fund by the Defaulting Commitment Party. Each of the non-defaulting Backstop Parties shall have the right, but not the obligation, to assume its pro rata share of such Defaulting Commitment Party’s Commitment based on the proportion of its Backstop Commitment to the aggregate amount of Backstop Commitments of all non-defaulting Backstop Parties assuming such Defaulting Commitment Party’s Commitment. If a Defaulting Commitment Party does not cure its failure to fund its Commitment within two (2) days after receiving notice of such failure from the Company, such Commitment Party shall not be entitled to any portion of the Backstop Commitment Premium or Management Commitment Premium, as applicable.

Section 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth in the disclosure letter delivered to the Backstop Parties on the date hereof (the “Company Disclosure Letter”), the Company represents and warrants to the Backstop Parties as set forth below. Except for representations, warranties and agreements that are expressly limited as to their date, each representation, warranty and agreement is made as of the date hereof.

(a) Organization and Qualification. Each of the Company and its subsidiaries is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted, in each case except, in the case of the Company’s subsidiaries, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined below). Each of the Company and its subsidiaries is duly qualified or authorized to do business and is in good standing under the laws of each jurisdiction in which it owns or leases real property or in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified, authorized or in good standing in each non-Texas jurisdiction would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Power and Authority.

(i) The Company has the requisite corporate power and authority to enter into, execute and deliver this Agreement and any other agreements contemplated herein or in the Plan and, subject to entry of the Confirmation Order and consummation of the Plan, to perform its obligations hereunder, including to cause the Issuer to issue the Subscription Rights and the Rights Offering Securities. The Company has taken all necessary corporate action required for the due authorization, execution, delivery and performance by it of this Agreement and any other agreements contemplated herein or in the Plan, and following the entry of the Confirmation Order will have taken all necessary corporate action required for the issuance of the Subscription Rights and the Rights Offering Securities.

(ii) The Company has the requisite corporate power and authority to file the Plan with the Bankruptcy Court and, subject to entry of the Confirmation Order and consummation of the Plan, to perform its obligations thereunder, and will have taken all necessary corporate action required for the due authorization, execution, delivery and performance by it of the Plan.

(c) Execution and Delivery; Enforceability.

(i) This Agreement and the other applicable Definitive Documents (as defined in the RSA) have been and will be duly and validly executed and delivered by the Company, and, subject to entry of the Confirmation Order and consummation of the Plan, constitute or will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(ii) Upon entry of the Confirmation Order and consummation of the Plan, the Plan will constitute the valid and binding obligation of the Company, enforceable against it in accordance with its terms.

(d) Authorized Capital. Upon the Plan Effective Date, the authorized capital of the Issuer shall be consistent with the terms of the Plan and Disclosure Statement (as defined below), and the issued and outstanding Rights Offering Securities of the Issuer shall be consistent with the terms of the Plan and Disclosure Statement.

(e) Issuance. The distribution of the Subscription Rights and, subject to entry of the Confirmation Order and consummation of the Plan, the issuance of the Rights Offering Securities, including the Convertible Bonds subscribed for by the Backstop Parties in the Rights Offering, the Management Commitment Securities, the Unsubscribed Securities and the securities issued pursuant to the Backstop Commitment Premium and the Management Commitment Premium, will have been duly and validly authorized and, when the Rights Offering Securities are issued and delivered against payment therefor in the Rights Offering or to the Backstop Parties hereunder, will be duly and validly issued and outstanding, fully paid, non-assessable and free and clear of all Taxes (as defined below), Liens (as defined below), preemptive rights, rights of first refusal, subscription and similar rights, except as set forth herein.

(f) No Conflict. The distribution of the Subscription Rights, and, subject to entry of the Confirmation Order and consummation of the Plan, the sale, issuance and delivery of the Rights Offering Securities upon exercise of the Subscription Rights, the consummation of the Rights Offering by the Issuer, the sale, issuance and delivery of the Unsubscribed Securities pursuant to the terms hereof, and the execution and delivery (or, with respect to the Plan, the filing with the Bankruptcy Court) by the Company of this Agreement and the Plan and compliance by it with all of the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result, except to the extent expressly provided in or contemplated by the Plan, in the acceleration of, or the creation of any Lien under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of their properties or assets is subject; (ii) will not result in any violation of the provisions of the organizational documents of the Company or any of its subsidiaries; and (iii) assuming the accuracy of the Backstop Parties’ representations and warranties in Section 6, will not result in any violation of, or any termination or material impairment of any rights under, any statute or any license, authorization, injunction, judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, except in any such case described in clauses (i) and (iii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Material Adverse Effect” means any fact, event, change, effect, development, circumstance, or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on, and/or material adverse developments that would reasonably be expected to result in a material adverse effect with respect to: (i) the business, operations, properties, assets, prospects or financial condition of the Company and its subsidiaries, in each case, taken as a whole; or (ii) the ability of the Company or any of its subsidiaries, in each case taken as a whole, to perform their obligations under this Agreement, the Plan and the RSA; provided, that, for the purposes of clause (i), none of the following, either alone or in combination, will constitute a Material Adverse Effect: (A) any changes in applicable Laws (as defined in the RSA) or United States generally accepted accounting principles (“GAAP”); (B) any change resulting from the filing or pendency of or emergence from the Chapter 11 Cases, actions taken in connection with the Chapter 11 Cases, or from any action approved by the Bankruptcy Court; (C) any change resulting from the public announcement of the Chapter 11 Cases or the entry into this Agreement, compliance with terms of this Agreement or the consummation of the transactions contemplated hereby; (D) any change resulting from the taking of any action taken by the Company and its subsidiaries after the date hereof with the prior consent of the Required Commitment Parties; (E) any effects or changes arising from or related to the breach of this Agreement by any Backstop Parties; or (F) any fact, event, change, effect, development, circumstance, or occurrence publicly disclosed by the Company in any filing with the SEC prior to the date hereof.

(g) Consents and Approvals. Assuming the accuracy of the Backstop Parties’ representations and warranties in Section 6, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties is required for the distribution of the Subscription Rights, the sale, issuance and delivery of the Rights Offering Securities upon exercise of the Subscription Rights, the issuance, sale and delivery of Unsubscribed Securities to the Backstop Parties and Management Commitment Securities to the Management Commitment Parties hereunder, the consummation of the Rights Offering by the Issuer and the execution and delivery by the Company of this Agreement or the Plan and performance of and compliance by them with all of the provisions hereof and thereof (including payment of the Backstop Commitment Premium and the Management Commitment Premium and Transaction Expenses of the Backstop Parties as required in Section 2(e) herein) and the consummation of the transactions contemplated hereby and thereby, except (i) the entry of the Confirmation Order, (ii) filings, if any, pursuant to the HSR Act (as defined below) and the expiration or termination of all applicable waiting periods thereunder or any applicable notification, authorization, approval or consent under any other Antitrust Laws (as defined below) in connection with the transactions contemplated by this Agreement, (iii) the filing of any other corporate documents in connection with the transactions contemplated by this Agreement with applicable state filing agencies, (iv) such consents, approvals, authorizations, registrations or qualifications as may be required under foreign securities laws, federal securities laws or state securities or “blue sky” Laws in connection with the offer and sale of the Rights Offering Securities, Unsubscribed Securities, the Backstop Commitment Premium and the Management Commitment Premium and (v) such consents, approvals, authorizations, registrations or qualifications the absence of which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(h) No Undisclosed Material Liabilities. There are no debts, liabilities or obligations of the Company or any of its subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined or determinable, and there is no existing condition, situation or set of circumstances that would reasonably be expected to result in such a liability or obligation other than (i) liabilities or obligations disclosed and provided for in the Financial Statements (as defined below) and (ii) liabilities or obligations incurred in the ordinary course of business consistent with past practices since the date of the most recent balance sheet presented in the Financial Statements (as defined below) (the “Reference Date”).

(i) Financial Statements. The audited consolidated balance sheets of the Company as at December 31, 2018 and the related consolidated statements of operations and of cash flows for the fiscal year then ended, accompanied by a report thereon by KPMG LLP, in each case included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC, and the unaudited consolidated balance sheets of the Company as at September 30, 2019 and the related consolidated statements of operations and of cash flows for the fiscal quarter then ended, in each case included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 (collectively, the “Financial Statements”), present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and their cash flows for the periods specified. The Financial Statements have been prepared in conformity with GAAP throughout the periods covered thereby.

(j) No Violation. The Company and each of its subsidiaries are not, except as a result of the Chapter 11 Cases, in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except for any such default or violation that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(k) Legal Proceedings. Other than the Chapter 11 Cases and any adversary proceedings or contested motions commenced in connection therewith, and other than as set forth in Section 5(k) of the Company Disclosure Letter, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened, in each case, to which the Company and its subsidiaries is or may be a party or to which any property of the Company and its subsidiaries is or may be the subject that, individually or in the aggregate would reasonably be expected to result in a Material Adverse Effect. For the purposes of this Agreement, “knowledge of the Company” shall mean the actual knowledge after reasonable inquiry of the chief executive officer, chief financial officer, or general counsel of the Company.

(l) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any other individual, firm, corporation (including any non-profit corporation), partnership, limited liability company, joint venture, association, trust, Governmental Entity or other entity or organization (each a “Person”) (other than this Agreement) that would give rise to a valid claim against it or the Commitment Parties for a brokerage commission, finder’s fee or like payment (in the case of the Company, excluding, for the avoidance of doubt, any success or financing fee) in connection with the transactions contemplated hereunder. For purposes of this Agreement, “Governmental Entity” means any U.S. or non-U.S. international, regional, federal, state, municipal or local governmental, judicial, administrative, legislative or regulatory authority, entity, instrumentality, agency, department, commission, court, or tribunal of competent jurisdiction (including any branch, department or official thereof); excluding, however, any Person engaged in the oil and gas extraction or services business that is owned in whole or in part by any such U.S. or non-U.S. international, regional, federal, state, municipal or local governmental, judicial, administrative, legislative or regulatory authority, entity, instrumentality, agency, department, commission, court, or tribunal of competent jurisdiction (including any branch, department or official thereof).

(m) Absence of Certain Changes. As of the date hereof, since the Reference Date, no change, event, circumstance, effect, development, occurrence or state of facts has occurred or exists that has or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(n) Environmental. Except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) no written notice, claim, demand, request for information, order, complaint or penalty has been received by the Company or any of its subsidiaries, and there are no judicial, administrative or other actions, suits or proceedings pending or, to the knowledge of the Company, threatened which allege a violation of or liability under any Environmental Laws, in each case relating to the Company or any of its subsidiaries, (ii) the Company and each of its subsidiaries is in compliance with Environmental Law and has obtained, maintains in full force and effect, and is in compliance with all permits, licenses and other approvals currently required under any Environmental Law for conduct of its business as presently conducted by the Company and each of its subsidiaries and (iii) no Hazardous Materials have been released by the Company or any of its subsidiaries at any location in a manner that would reasonably be expected to give rise to any cost, liability or obligation of the Company or any of its subsidiaries under any Environmental Laws. For purposes of this Agreement, “Environmental Law” means all applicable foreign, federal, state and local conventions, treaties, protocols, laws, statutes, rules, regulations, ordinances, orders and decrees relating in any manner to contamination, pollution or protection of the environment or exposure to hazardous or toxic substances, materials or wastes, and “Hazardous Materials” means all materials, substances, chemicals or wastes (or combination thereof) that are listed, defined, designated, regulated or classified as hazardous, toxic, radioactive, dangerous, a pollutant, a contaminant, petroleum, oil or words of similar meaning or effect under any Environmental Law.

(o) Insurance. The Company and each of its subsidiaries, as applicable, has insured its respective properties and assets against such risks and in such amounts as are customary for companies engaged in similar businesses. All premiums due and payable in respect of material insurance policies maintained by the Company and its subsidiaries have been paid. As of the date hereof, to the knowledge of the Company and its subsidiaries, neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer with respect to any material insurance policies of the Company or any of its subsidiaries of cancellation or termination of such policies, other than such notices which are received in the ordinary course of business or for policies that have expired in accordance with their terms.

(p) Intellectual Property. (i) The Company and its subsidiaries own, or possess the right to use, all of the patents, patent rights, trademarks, service marks, trade names, copyrights, licenses, domain names, and any and all applications or registrations for any of the foregoing (collectively, “Intellectual Property Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other person, (ii) to the knowledge of the Company, neither the Company and its subsidiaries nor any Intellectual Property Right, proprietary right, product, process, method, substance, part, or other material now employed, sold or offered by the Company and its subsidiaries, is infringing upon, misappropriating or otherwise violating any valid Intellectual Property Rights of any person and (iii) no claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Company, threatened.

(q) No Undisclosed Relationship. Except for employment relationships and compensation, benefits and travel advances in the ordinary course of business or as disclosed in Section 5(q) of the Company Disclosure Letter, neither the Company nor any of its subsidiaries is a party to any agreement with, or involving the making of any payment or transfer of assets to any stockholder beneficially owning greater than 5% of the Company or any officer or director of the Company or any of its subsidiaries (each, an “Affiliate Agreement”).

(r) Money Laundering Laws. The operations of the Company and its subsidiaries are, and have been at all times, conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, the money laundering statutes of all jurisdictions in which the Company and its subsidiaries operate (and the rules and regulations promulgated thereunder) and any related or similar laws and there has been no material legal proceeding by or before any Governmental Entity or any arbitrator involving the Company or any of its subsidiaries with respect to such laws is pending or, to the knowledge of the Company, threatened.

(s) Sanctions Laws. Neither the Company and its subsidiaries nor, to the knowledge of the Company, any of its respective directors, officers, employees or other Persons acting on its behalf with express authority to so act are currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department. The Company and its subsidiaries will not directly or indirectly use the proceeds of the Rights Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person that, to the knowledge of the Company, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(t) Foreign Corrupt Practices Act. There have been no actual or alleged material violations of the Foreign Corrupt Practices Act of 1977, as amended, nor any applicable anti-corruption or anti-bribery laws in any jurisdiction other than the United States, by the Company and its subsidiaries or any of their respective officers, directors, agents, distributors, employees or any other Person acting on behalf of the Company or any of its subsidiaries.

(u) Taxes. Except in each case as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect,

(i) the Company, and each of its subsidiaries, has paid, or caused to be paid, all Taxes (as defined below) imposed on it or its assets, business, or properties or, to the extent such Taxes are not yet due, has made adequate provision (to the extent required in accordance with generally accepted accounting principles) for the payment of such Taxes;

(ii) the Company and each of its subsidiaries has timely filed, or caused to be filed, all income and other returns, information statements, or reports required to be filed with any governmental authority with respect to Taxes;

(iii) as of the date hereof, with respect to the Company and its subsidiaries, other than in connection with (A) the Chapter 11 Cases, or (B) Taxes being contested in good faith by appropriate proceedings for which adequate provisions has been made (to the extent required in accordance with generally accepted accounting principles): (I) there is no outstanding audit, assessment, dispute or claim concerning any Tax liability of the Company or its subsidiaries, (II) neither the Company nor its subsidiaries have received from any governmental authority any written notice regarding any contemplated or pending audit, examination or other administrative proceeding or court proceeding concerning any material amount of Taxes imposed thereon, and (III) there are no Liens for Taxes on any asset of the Company or its subsidiaries (other than Liens for Taxes not yet delinquent);

(iv) none of the Company or any of its subsidiaries has been either a “distributing corporation” or a “controlled corporation” in a distribution occurring during the last five years in which the parties to such distribution treated the distribution as one to which Section 355 of the Internal Revenue Code of 1986, as amended, is applicable; and

(v) none of the Company and any of its subsidiaries has received a written claim to pay any liability for Taxes of any Person (other than the Company or its subsidiaries) arising from the application of Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or foreign law, by contract or as a transferee or successor;

For purposes of this Agreement, “Taxes” shall mean all income, gross receipts, license, payroll, employment, excise, severance, occupation, premium, windfall profits, customs, duties, capital stock, franchise, profits, withholding, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, and estimated taxes levied by a governmental authority, including any interest and penalties thereon, and “Lien” shall mean any lien (statutory, judicial or other), adverse claim, charge, option, right of first refusal, servitude, security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, deed of trust, easement, right of way, encumbrance, charge, restriction on transfer, conditional sale or other title retention agreement, defect in title, other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever, any financing lease having substantially the same economic effect as any of the foregoing or other restrictions of a similar kind.

(v) Title to Property.

(i) Personal Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (A) the Company and its subsidiaries have good title to, free and clear of any and all Liens, or a valid leasehold interest in, all personal properties, machinery, equipment and other tangible assets of the business necessary for the conduct of the business as presently conducted by the Company and its subsidiaries and (B) such properties (x) are in the possession or control of the Company or its subsidiaries and (y) are in good and operable condition and repair, reasonable wear and tear excepted.

(ii) Leased Real Property. The Company and its subsidiaries have complied with all obligations under all leases to which they are parties that have not been rejected in the Chapter 11 Cases, except where the failure to comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases, other than leases in respect of which the failure to enjoy peaceful and undisturbed possession would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(w) Labor Relations. There is no labor or employment-related legal proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, by or on behalf of any of their respective employees or such employees’ labor organization, works council, workers’ committee, union representatives or any other type of employees’ representatives appointed for collective bargaining purposes, or by any Governmental Entity, that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(x) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate Governmental Entities that are necessary for the ownership or lease of their respective properties and the conduct of the business as presently conducted by the Company and its subsidiaries after the Plan Effective Date, in each case, except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and its subsidiaries (i) have not received notice of any revocation or modification of any such license, certificate, permit or authorization or (ii) have no reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(y) Material Contracts.

(i) All Material Contracts are valid, binding and enforceable by and against the Company and its subsidiaries, as applicable, except where the failure to be valid, binding or enforceable would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and no notice to terminate, in whole or part, any Material Contract has been delivered to the Company and its subsidiaries except where such termination would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Other than as a result of the filing of the Chapter 11 proceedings, neither the Company and its subsidiaries nor, to the knowledge of the Company, any other party to any Material Contract, is in default or breach under the terms thereof except, in each case, for such instances of default or breach that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. For purposes of this Agreement, “Material Contract” means any contract necessary for the operation of the business of the Company and its subsidiaries after the Plan Effective Date that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K or required to be disclosed on a current report on Form 8-K).

(ii) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any of its subsidiaries are a party to any contract, agreement, arrangement or understanding containing any provision or covenant limiting in any material respect the ability of the Company or any of its subsidiaries to (1) sell any products or services of or to any other Person or in any geographic region, (2) engage in any line of business or (3) compete with or to obtain products or services from any Person or limiting the ability of any Person to provide products or services to the Company or any of its subsidiaries.

(z) Exemption from Registration. Assuming the accuracy of the Commitment Parties’ representations set forth in Section 6 hereof, the issuance of Commitment Securities (as defined below) under this Agreement (including as part of the Backstop Commitment Fee and Management Commitment Fee) will be exempt from the registration and prospectus delivery requirements of the Securities Act.

(aa) No General Solicitation; Solicitation. None of the Company or any of its Affiliates or any other Person acting on its or their behalf has solicited offers for or offered to sell any Convertible Bonds or Special Voting Stock by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D promulgated under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. None of the Company or any of its Affiliates have any contract, arrangement, or understanding relating to, and will not, directly or indirectly, pay any commission or other remuneration to any broker, dealer, salesperson, agent, or any other person for soliciting votes to accept or reject the Plan.

(bb) Volcker Rule. Neither the Company nor the Issuer is a “covered fund” as such term is defined in the final regulations promulgated under Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, 12 C.F.R. section 248.10(b)(1) (the “Volcker Rule”).

Section 6. REPRESENTATIONS AND WARRANTIES OF THE COMMITMENT PARTIES. Each of the Commitment Parties severally and not jointly represents and warrants to the Company as set forth below. Each representation, warranty and agreement is made as of the date hereof.

(a) Formation. Such Commitment Party that is not an individual has been duly organized or formed, as applicable, and is validly existing as a corporation or other entity in good standing under the applicable laws of its jurisdiction of organization or formation.

(b) Power and Authority. Such Commitment Party has the requisite power and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder and has taken all necessary action required for the due authorization, execution, delivery and performance by it of this Agreement.

(c) Execution and Delivery. This Agreement has been duly and validly executed and delivered by such Commitment Party and constitutes its valid and binding obligation, enforceable against such Commitment Party in accordance with its terms.

(d) Securities Laws Compliance. The Rights Offering Securities subscribed for by the Backstop Parties in the Rights Offering, the Management Commitment Securities subscribed for by the Management Commitment Parties, the Unsubscribed Securities to be purchased by the Backstop Parties, and any securities issued pursuant to the Backstop Commitment Premium and the Management Commitment Premium (collectively, the “Commitment Party Securities”) that have not been registered under the Securities Act will not be offered for sale, sold or otherwise transferred by such Commitment Party except pursuant to an effective registration statement under the Securities Act of 1933 and the rules and regulations of the SEC thereunder (the “Securities Act”) or in a transaction exempt from or not subject to registration under the Securities Act and any applicable state securities laws.

(e) Purchase Intent. Such Commitment Party is acquiring the Commitment Party Securities for its own account or for the accounts for which it is acting as investment advisors or manager, and not with a view to distributing or reselling such Commitment Party Securities or any part thereof. Such Commitment Party understands that such Commitment Party must bear the economic risk of this investment indefinitely, unless the Commitment Party Securities are registered pursuant to the Securities Act and any applicable state securities or “blue sky” Laws or an exemption from such registration is available, and further understands that it is not currently contemplated that any Commitment Party Securities will be registered at the time of issuance.

(f) Investor Status. Such Commitment Party is either (i) an “accredited investor” as defined in Rule 501(a) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

(g) Independent Investigation. Such Commitment Party has such knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of its investment in the applicable Commitment Party Securities. Such Commitment Party understands and accepts that its investment in the Commitment Party Securities involves risks. Such Commitment Party has received such documentation as it has deemed necessary to make an informed investment decision in connection with its investment in the Commitment Party Securities, has had adequate time to review such documents prior to making its decision to invest, has had a full opportunity to ask questions of and receive answers from the Issuer or any person or persons acting on behalf of the Issuer concerning the terms and conditions of an investment in the Issuer and has made an independent decision to invest in the Commitment Party Securities based upon the foregoing and other information available to it, which it has deemed adequate for this purpose. With the assistance of each Commitment Party’s own professional advisors, to the extent that such Commitment Party has deemed appropriate, such Commitment Party has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Commitment Party Securities. Such Commitment Party understands and is able to bear any economic risks associated with such investment (including the necessity of holding such securities for an indefinite period of time). Except for the representations and warranties expressly set forth in this Agreement or any other transaction agreement, such Commitment Party has independently evaluated the merits and risks of its decision to enter into this Agreement and disclaims reliance on any representations or warranties, either express or implied, by or on behalf of the Company or the Issuer. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 6(g) shall constitute a waiver of claims of fraud.

(h) Consents and Approvals. Assuming the accuracy of the Company’s representations and warranties in Section 5, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over such Commitment Party or any of its properties is required for the purchase of the Commitment Party Securities by the Commitment Parties hereunder and the execution and delivery by such Commitment Party of this Agreement and performance of and compliance by it with all of the provisions hereof and thereof (and the consummation of the transactions contemplated hereby and thereby), except (i) the entry of the Confirmation Order, (ii) filings, if any, pursuant to the HSR Act and the expiration or termination of all applicable waiting periods thereunder or any applicable notification, authorization, approval or consent under any other Antitrust Laws in connection with the transactions contemplated by this Agreement, (iii) the filing of any other corporate documents in connection with the transactions contemplated by this Agreement with applicable state filing agencies, (iv) such consents, approvals, authorizations, registrations or qualifications as may be required under foreign securities laws, federal securities laws or state securities or “blue sky” Laws in connection with the offer and sale of the Rights Offering Securities, Unsubscribed Securities and the Backstop Commitment Premium and (v) such consents, approvals, authorizations, registrations or qualifications the absence of which would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the ability of such Commitment Party to perform its obligations under this Agreement.

(i) Sufficiency of Funds. Such Commitment Party will have sufficient immediately available funds to make and complete the payment of the aggregate purchase price for its applicable Commitment on the Plan Effective Date or the Management Funding Deadline, as applicable.

(j) No Brokers Fee. Such Commitment Party is not a party to any contract with any Person that would give rise to a valid claim against any of the Debtors for a brokerage commission, finder’s fee or like payment in connection with the Rights Offering or the sale of the Rights Offering Securities, the Unsubscribed Securities or the Management Commitment Securities.

Section 7. ADDITIONAL COVENANTS OF THE COMPANY. The Company agrees with the Commitment Parties as follows:

(a) Plan and Disclosure Statement. The Company shall file, no later than one (1) calendar day after the Petition Date, the Plan and the Disclosure Statement (as defined in the RSA), each in form and substance acceptable to the Required Commitment Parties and the Company, it being understood that the Plan and Disclosure Statement distributed to creditors on February 28, 2020 are acceptable to the Required Commitment Parties. The Company will provide advance initial draft copies of all Definitive Documents (as defined in the RSA) to counsel to the Backstop Parties at least three (3) Business Days prior to the date when the Company intends to file the applicable Definitive Documents with the Bankruptcy Court; provided, that if three (3) Business Days in advance is not reasonably practicable, such initial draft Definitive Document shall be provided as soon as reasonably practicable prior to filing, but in no event later than twenty-four (24) hours in advance of any filing thereof.

(b) Support of the Plan. The Company shall do all things reasonably necessary and proper to (i) support and consummate the Restructuring Transactions (as defined in the RSA) in accordance with the RSA, and (ii) prosecute and defend any appeals relating to the Confirmation Order and the BCA Approval Order (as defined below) and (iii) comply with each Milestone (as defined in the RSA) set forth in the RSA. None of the Company or any of its Affiliates have any contract, arrangement, or understanding relating to, and will not, directly or indirectly, pay any commission or other remuneration to any broker, dealer, salesperson, agent, or any other Person for soliciting votes to accept or reject the Plan.

(c) Rights Offering. Subject to the terms and conditions of this Agreement and the RSA, the Company shall, and shall cause the Issuer to, effectuate the Rights Offering in accordance with the Plan and the Rights Offering Procedures.

(d) Form D and Blue Sky. The Company shall cause the Issuer to timely file a Form D with the SEC with respect to the Commitment Party Securities, to the extent required under Regulation D of the Securities Act and shall provide, upon request, a copy thereof to each Commitment Party. The Company shall, or shall cause the Issuer to, on or before the Plan Effective Date, take such action as the Company or the Issuer shall reasonably determine is necessary in order to obtain an exemption for, or to qualify for sale or issuance to the Commitment Parties, the Commitment Party Securities under applicable securities and “blue sky” Laws of the states of the United States (or to obtain an exemption from such qualification) and any applicable foreign jurisdictions, and shall provide evidence of any such action so taken to the Commitment Parties on or prior to the Plan Effective Date. The Company shall, or shall cause the Issuer to, timely make all filings and reports relating to the offer and sale of the Commitment Party Securities required under applicable securities and “blue sky” Laws of the states of the United States following the Plan Effective Date. The Company shall, or shall cause the Issuer to, pay all fees and expenses in connection with satisfying its obligations under this Section 7(d).

(e) Security Legend. Each certificate evidencing Convertible Bonds and/or Special Voting Stock issued hereunder, including any Convertible Bonds and/or shares of Special Voting Stock that may be issued in satisfaction of the Backstop Commitment Premium or Management Commitment Premium, and each certificate issued in exchange for or upon the transfer of any such securities, shall be stamped or otherwise imprinted with a legend (the “Legend”) in substantially the following form:

“THIS SECURITY [AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE] [HAS] NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF [PIONEER ENERGY SERVICES CORP.] (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE APPLICABLE RESALE RESTRICTION TERMINATION DATE, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

In the event that any such securities are uncertificated, such securities shall be subject to a restrictive notation substantially similar to the Legend in the stock ledger or other appropriate records maintained by the Issuer or agent, and the term “Legend” shall include such restrictive notation. The Issuer shall remove the Legend (or restrictive notation, as applicable) set forth above from the certificates evidencing any such securities (or the share register or other appropriate Issuer records, in the case of uncertified securities), upon request, at any time after the restrictions described in such Legend cease to be applicable, including, as applicable, when such securities may be sold under Rule 144 of the Securities Act without conditions. The Issuer may reasonably request such opinions, certificates or other evidence that such restrictions no longer apply as a condition to removing the Legend.

(f) Unsubscribed Securities. The Company, in consultation with counsel for the Backstop Parties, shall determine the amount of Unsubscribed Securities, if any, and, in good faith, provide a Funding Notice that accurately reflects the amount of Unsubscribed Securities as so determined and to provide to the Backstop Parties a certification by the Subscription Agent of the Unsubscribed Securities or, if such certification is not available, such written backup to the determination of the Unsubscribed Securities as the Backstop Parties may reasonably request.

(g) Approvals. Except as set forth in this Agreement or with the prior written consent of the Required Commitment Parties, during the period from the date of this Agreement to the earlier of the Plan Effective Date and the date on which this Agreement is terminated in accordance with its terms, the Company shall use, and shall cause its subsidiaries to use, commercially reasonable efforts to reasonably promptly take all actions and prepare and file all necessary documentation (including by reasonably cooperating with the Backstop Parties as to the appropriate time of filing such documentation and its content) and to effect all applications that are reasonably necessary or advisable in connection with seeking any governmental approval, exemption or authorization from any governmental authority, including under any Antitrust Laws, that are reasonably necessary to consummate and make effective the transactions contemplated by this Agreement. To the extent permitted by applicable law, the Company and each of its subsidiaries shall reasonably promptly notify the Backstop Parties (and furnish to them copies of, if requested) of any communications from any antitrust or other regulatory authority and shall not participate in any meeting with any such antitrust or regulatory authority unless they consult with the Backstop Parties in advance to the extent permitted by applicable law and give the Backstop Parties a reasonable opportunity to attend and participate thereat. The Company and each of its subsidiaries shall not take any action that is intended or would reasonably be expected to materially impede or delay the ability of the parties hereto to obtain any necessary approvals required for the transactions contemplated by this Agreement. For purposes of this Agreement, “Antitrust Laws” means the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”) and any similar law enforced by any governmental antitrust entity of any jurisdiction regarding pre-acquisition notifications for the purpose of competition reviews of mergers and acquisitions, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and all other applicable laws that are designed or intended to prohibit, restrict or regulate actions or transactions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition or effectuating foreign investment.

(h) Conduct of Business. Before and through the Plan Effective Date, except as set forth in the Plan, the RSA, herein or with the express written consent of the Required Commitment Parties, the Company shall, and shall cause its subsidiaries to, (A) except to the extent inconsistent with the Bankruptcy Code or the DIP Credit Agreement (as defined in the RSA), operate its business in the ordinary course of business in a manner consistent with past practices, (B) use commercially reasonably efforts to preserve intact their material business organization, (C) use commercially reasonably efforts to keep available the services of their officers and employees and (D) use commercially reasonably efforts to preserve their material relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with the Company or its subsidiaries in connection with its business. Before and through the Plan Effective Date, except (1) as set forth in Section 7(h) of the Company Disclosure Letter, (2) with the prior written approval of the Required Commitment Parties or (3) as expressly provided in the Plan, the RSA or herein, the Company shall not, and shall cause its subsidiaries not to:

(i) enter into any acquisition, merger with or other change of control of another business not permitted under the DIP Facility (as defined in the RSA) as set forth in the DIP-to-Exit Commitment Letter (as defined in the RSA) or the Term Loan Agreement as in effect on the date hereof, without giving effect to any amendments or waivers thereto and regardless of whether or not such DIP Facility is in effect;

(ii) dispose of any material asset not permitted under the DIP Facility as set forth in the DIP-to-Exit Commitment Letter or the Term Loan Agreement as in effect on the date hereof, without giving effect to any amendments or waivers thereto and regardless of whether or not such DIP Facility is in effect;

(iii) [reserved];

(iv) [reserved];

(v) [reserved];

(vi) enter into any agreement for new employee compensation, new deferred compensation or severance arrangements unless required by contract or for non-executives in the ordinary course of business, other than as contemplated by or agreed in connection with the RSA;

(vii) make any material capital expenditure contracted for following the date hereof in an amount greater than $1 million (for any individual transaction) that is not expressly contemplated in the business plan included in the Disclosure Statement or is not permitted under the DIP Facility as set forth in the DIP-to-Exit Commitment Letter or the Term Loan Agreement as in effect on the date hereof, without giving effect to any amendments or waivers thereto and whether or not such DIP Facility or the Term Loan Agreement is in effect;

(viii) enter into any Affiliate Agreements, except as permitted by the DIP Facility as set forth in the DIP-to-Exit Commitment Letter and the Term Loan Agreement as in effect on the date hereof, whether or not such DIP Facility is in effect;

(ix) declare, set aside or pay any dividends or purchase, redeem, or otherwise acquire, except in connection with the Plan, any securities of its capital stock, except as permitted by the DIP Facility as set forth in the DIP-to-Exit Commitment Letter and the Term Loan Agreement as in effect on the date hereof, without giving effect to any amendments or waivers thereto and whether or not such DIP Facility is in effect;

(x) issue, deliver, grant, sell, pledge or otherwise encumber any of its capital stock or any convertible securities into its capital stock or any of its assets, except as permitted by the DIP Facility as set forth in the DIP-to-Exit Commitment Letter and the Term Loan Agreement as in effect on the date hereof, without giving effect to any amendments or waivers thereto and whether or not such DIP Facility is in effect;

(xi) make, change or rescind any material election relating to Taxes, except any elections as are consistent with past practice or as otherwise specifically permitted or required under the Plan, the Rights Offering, or in connection with the DIP Facility as set forth in the DIP-to-Exit Commitment Letter and the Term Loan Agreement as in effect on the date hereof, without giving effect to any amendments or waivers thereto and whether or not such DIP Facility is in effect;

(xii) become a party to, establish, adopt, amend or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization;

(xiii) amend its or any of its subsidiaries’ articles of incorporation, bylaws or other similar organizational documents (whether by merger, consolidation or otherwise), other than as contemplated by this Agreement, the Plan, the RSA or the other transactions contemplated thereby;

(xiv) make any loans, advances or capital contributions to, or investments in, any other Person, other than in the ordinary course of business, except as permitted by the DIP Facility as set forth in the DIP-to-Exit Commitment Letter and the Term Loan Agreement as in effect on the date hereof, without giving effect to any amendments or waivers thereto and whether or not such DIP Facility is in effect;

(xv) settle, or offer or propose to settle, any material litigation, investigation, arbitration, proceeding or other claim involving or against the Company or any of its subsidiaries, except as permitted by the DIP Facility as set forth in the DIP-to-Exit Commitment Letter and the Term Loan Agreement as in effect on the date hereof, without giving effect to any amendments or waivers thereto and whether or not such DIP Facility is in effect; or

(xvi) agree, resolve, commit or enter into any binding agreement to do any of the foregoing.

(i) Access to Information. Subject in each case to confidentiality agreements reasonably acceptable to the Company, the Company shall, and shall cause each of its subsidiaries to, (i) afford the Backstop Parties and their respective representatives upon request and reasonable notice, from the period commencing on the date hereof and through the Plan Effective Date, reasonable access, during normal business hours and without unreasonable disruption or interference with the Company and its subsidiaries’ business or operations, to the Company and its subsidiaries’ employees, properties, books, contracts and records and (ii) during such period, furnish promptly to such parties all reasonable information concerning the Company and its subsidiaries’ business, properties and personnel as may reasonably be requested by any such party, provided that the foregoing shall not require the Company to permit any inspection, or to disclose any information, that in the good-faith judgment of the Company (which may be based on the advice of counsel) would be reasonably likely to (x) cause the Company to violate any of its obligations with respect to confidentiality to a third party, (y) disclose any legally privileged information of the Company or (z) violate any applicable laws or orders. Nothing in this clause (i) shall require the Company or any of its subsidiaries to issue any “cleansing letter” or otherwise publicly disclose information for the purpose of enabling a Backstop Party to transfer any security of, or claim or interest in, the Company or any of its subsidiaries.

(j) DTC Eligibility. To the extent permitted by The Depository Trust Company, the Company shall use commercially reasonable efforts to promptly make all Rights Offering Securities, Unsubscribed Securities and Management Commitment Securities deliverable to the Commitment Parties eligible for deposit with The Depository Trust Company, except to the extent the Required Commitment Parties request such Rights Offering Securities, Unsubscribed Securities or Management Commitment Securities not be made eligible.

(k) [Reserved].

(l) Further Assurances. Without in any way limiting any other obligation of the Company and its subsidiaries in this Agreement, the Company and its subsidiaries shall use commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, and as any Backstop Party may reasonably request, in order to consummate and make effective the transactions contemplated by this Agreement, subject to the terms and conditions of the RSA and this Agreement.

(m) Alternate Transactions.

(1) From the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms and the Plan Effective Date, the Company and its subsidiaries agree not to seek, solicit, or propose any Alternative Restructuring Proposal (as defined in the RSA).

(2) Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall require the Company, any of its subsidiaries, or the board of directors, board of managers, or similar governing body of any of them, in such person’s capacity as a director, officer, or member of the Company or any of its subsidiaries, to take any action or to refrain from taking any action to the extent the Company, such subsidiary, or such board of directors, board of managers, or similar governing body believes in good faith, based on advice of counsel, that the taking or failing to take such action would be inconsistent with applicable law or its fiduciary obligations under applicable law, and any such action or inaction pursuant to this Section 7(m)(2) shall not be deemed to constitute a breach of this Agreement; provided, however, that nothing in this Section 7(m)(2) shall be deemed to amend, supplement, or otherwise modify, or constitute a waiver of, any termination right that may arise as a result of any such action or omission; provided further, it is agreed that any such action that results in a termination of this Agreement in accordance with the terms hereof shall be subject to the provisions set forth in Section 14(d) hereof.

(3) Notwithstanding anything to the contrary in this Agreement, but subject to the terms of Section 7(m)(1) and Section 7(m)(2), the Company, each of its subsidiaries, and each of their respective directors, officers, employees, investment bankers, attorneys, accountants, consultants, and other advisors or representatives shall have the rights to: (a) consider, respond to, facilitate, and negotiate in connection with any Alternative Restructuring Proposal received by the Company or any of its subsidiaries that is a Superior Proposal (as defined in the RSA) and (b) enter into or continue discussions or negotiations with holders of Company Claims/Interests (as defined in the RSA) (including any Backstop Party), any other party in interest in the Chapter 11 Cases (including any official committee and the United States Trustee), or any other Person regarding the Restructuring Transactions (as defined in the RSA). If the Company or any of its subsidiaries receives a written or oral proposal or expression of interest regarding any Alternative Restructuring Proposal, within two (2) Business Days, the Company or such subsidiary shall notify (with email being sufficient) Davis Polk, counsel to the Backstop Parties of any such proposal or expression of interest, with such notice to include a copy of such proposal, if it is in writing, or otherwise a summary of the material terms thereof. If the board of directors of the Company or any of its subsidiaries decides, in the exercise of its fiduciary duties, to pursue a Superior Proposal, the Company and its subsidiaries shall notify Davis Polk within two (2) Business Days of such determination.

(n) Volcker Rule. Neither the Company nor the Issuer will become a “covered fund” as such term is defined in the Volcker Rule.

Section 8. ADDITIONAL COVENANTS OF THE COMMITMENT PARTIES. Each of the Commitment Parties agrees, severally and not jointly, with the Company: Except as set forth in this Agreement or with the prior written consent of the Company, during the period from the date of this Agreement to the earlier of the Plan Effective Date and the date on which this Agreement is terminated in accordance with its terms, the Required Commitment Parties shall use commercially reasonable efforts to promptly take all actions and prepare and file all necessary documentation (including by reasonably cooperating with the Company as to the appropriate time of filing such documentation and its content) and to effect all applications that are necessary or advisable in connection with seeking any governmental approval, exemption or authorization from any governmental authority, including under any Antitrust Laws that are necessary to consummate and make effective the transactions contemplated by this Agreement.

Section 9. ADDITIONAL COVENANTS OF THE COMPANY AND THE COMMITMENT PARTIES. If the Parties determine that it would be necessary or desirable, for legal, tax structuring or other reasons, for the Issuer to be (x) formed in a certain jurisdiction, (y) formed by an entity other than the Company, or (z) be the ultimate parent of some, but not all, of the Reorganized Debtors, and such jurisdiction of formation or change in ownership of the Issuer would require this Agreement to be amended for legal, tax structuring or other reasons, the Parties shall cooperate in good faith to amend this Agreement to reflect any changes reasonably necessary to allow for Issuer to be formed in such jurisdiction or for Issuer to be formed by such other entity, in each case while preserving to the maximum extent possible all other provisions of this Agreement.

Section 10. TAX TREATMENT. The Parties agree that for U.S. federal, and applicable state and local, income tax purposes each of the Backstop Commitment Premium and the Management Commitment Premium is intended to be treated as a payment by the Company to the respective Commitment Parties of the premium for a put option sold by the Commitment Parties to the Company hereunder, except as otherwise required by a final “determination” (within the meaning of Section 1313 of the Code).

Section 11. CONDITIONS TO THE OBLIGATIONS OF THE COMMITMENT PARTIES. The obligations of the Commitment Parties to purchase Rights Offering Securities, Unsubscribed Securities and Management Commitment Securities, as applicable, pursuant to their respective Commitments on the Plan Effective Date are subject to the satisfaction of the following conditions (unless waived by the Required Commitment Parties), except where the failure to satisfy any such condition results solely from the failure by any Commitment Party to comply with this Agreement:

(a) Plan and Confirmation Order. The Plan, as approved, and the Confirmation Order, as entered by the Bankruptcy Court (and which shall have become a Final Order), shall be in form and substance consistent with the RSA or otherwise be acceptable to the Required Commitment Parties and the Company.

(b) Conditions to the Plan. The conditions to the occurrence of the Plan Effective Date set forth in the Plan and the Confirmation Order shall have been satisfied or waived in accordance with the terms of the Plan and consistent with the RSA, and the Plan Effective Date shall have occurred.

(c) Rights Offering. The Issuer shall have commenced the Rights Offering, the Rights Offering shall have been conducted in all material respects in accordance with this Agreement and the Rights Offering Procedures, and the Subscription Instruction Deadline shall have occurred.

(d) Approvals. All terminations or expirations of waiting periods imposed by any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement, including under the HSR Act or any other Antitrust Laws, shall have occurred, and all other notifications, consents, authorizations and approvals required to be made or obtained from any Governmental Entity, including under any Antitrust Law, shall have been made or obtained for the transactions contemplated by this Agreement.

(e) Funding Notice. The Backstop Parties shall have received a Funding Notice in accordance with Section 1(g).

(f) Registration Rights Agreement. The Registration Rights Agreement shall have been executed and delivered by the Company, shall otherwise have become effective with respect to the Backstop Parties and the other parties thereto, and shall be in full force and effect.

(g) Valid Issuance. The Convertible Bonds and Special Voting Stock to be issued pursuant to the Rights Offering and this Agreement shall be, upon (i) payment of the aggregate purchase price as provided herein and (ii) the Plan Effective Date, validly issued and outstanding, and free and clear of all Taxes, Liens, pre-emptive rights, rights of first refusal, subscription and similar rights.

(h) No Restraint. No judgment, injunction, decree or other legal restraint shall prohibit the consummation of the Plan, the Rights Offering or the transactions contemplated hereby.

(i) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, in each case, on and as of the Plan Effective Date as if made on and as of the Plan Effective Date (or, to the extent given as of a specified date, as of such date).

(j) Covenants. The Company shall have performed and complied in all material respects with all obligations and agreements required in this Agreement to be performed or complied with by it prior to the Plan Effective Date.

(k) Backstop Commitment Premium. All fees and other amounts, including the Backstop Commitment Premium and the Management Commitment Premium, required to be paid or reimbursed by the Company or the Issuer, as applicable, to the Commitment Parties pursuant to this Agreement as of or on the Plan Effective Date shall have been so paid or reimbursed, or shall be paid substantially concurrently upon the fulfilment of the obligations of the applicable Commitment Party.

(l) Material Adverse Effect. Since the date hereof, there shall not have occurred, and there shall not exist, any change, event, circumstance, effect, development, occurrence or state of facts that constitutes, individually or in the aggregate, a Material Adverse Effect.

(m) Officer’s Certificate. The Backstop Parties shall have received on and as of the Plan Effective Date a certificate of the chief executive officer or chief financial officer of the Company, in his or her capacity as such and not in his or her individual capacity, confirming that the conditions set forth in Section 11(i), Section 11(j) and Section 11(l) have been satisfied.

Section 12. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company pursuant to this Agreement are subject to satisfaction of the following conditions (unless waived by the Company), except where the failure to satisfy any such condition is the result of a failure by the Company to comply with this Agreement:

(a) Plan and Confirmation Order. The Plan, as approved, and the Confirmation Order, as entered by the Bankruptcy Court and which shall have become a Final Order, shall be in form and substance consistent with the RSA and be otherwise reasonably acceptable to the Required Commitment Parties and the Company.

(b) Conditions to the Plan. The conditions to the occurrence of the Plan Effective Date set forth in the Plan and the Confirmation Order shall have been satisfied or waived in accordance with the terms of the Plan, and the Plan Effective Date shall have occurred or be deemed to have occurred.

(c) Rights Offering. The Issuer shall have commenced the Rights Offering, the Rights Offering shall have been conducted in all material respects in accordance with this Agreement and the Rights Offering Procedures, and the Subscription Instruction Deadline shall have occurred.

(d) Funding Amount. Subject to Section 3 and Section 4, each Backstop Party shall have delivered and paid its Funding Amount in accordance with Section 1(g).

(e) Approvals. All terminations or expirations of waiting periods imposed by any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement under the HSR Act or any other Antitrust Laws, shall have occurred and all other notifications, consents, authorizations and approvals required to be made or obtained from any Governmental Entity under any Antitrust Law, shall have been made or obtained for the transactions contemplated by this Agreement.

(f) No Restraint. No judgment, injunction, decree or other legal restraint shall prohibit the consummation of the Plan, the Rights Offering or the transactions contemplated hereby.

(g) Representations and Warranties. The representations and warranties of the Backstop Parties set forth in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, in each case, on and as of the Plan Effective Date as if made on and as of the Plan Effective Date (or, to the extent given as of a specified date, as of such date).

(h) Covenants. The Backstop Parties shall have performed and complied in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by the Backstop Parties on or prior to the Plan Effective Date.

Section 13. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made in this Agreement will not survive the Plan Effective Date. Covenants and agreements that by their terms are to be satisfied after the Plan Effective Date shall survive until satisfied in accordance with their terms, subject to termination pursuant to Section 14.

Section 14. TERMINATION.

(a) Termination. This Agreement may be terminated by (i) the mutual written consent of the Company and the Required Commitment Parties; (ii) the Required Commitment Parties, if the Plan Effective Date has not occurred on or prior to the date that is 59 days after the Petition Date (the “Outside Date”), subject to the extension of such Outside Date by the agreement of the Company and the Required Commitment Parties; (iii) the Company, if the Plan Effective Date has not occurred on or prior to the Outside Date, subject to the extension of such Outside Date by the agreement of the Company and the Required Commitment Parties; or (iv) the Company if (x) the Outside Date is extended pursuant to subclause (ii), (y) one or more Backstop Party objects to such extension in writing to the Company and the Required Commitment Parties within 5 Business Days of the extension and (z) the non-objecting Backstop Parties fail to assume the objecting Backstop Party’s Commitment within 10 Business Days of receipt of the written objection.

(b) Termination by the Company. The Company may terminate this Agreement by written notice in accordance with Section 16 (with such termination being effective three (3) Business Days following delivery of such written notice, except as otherwise set forth below) to each Commitment Party upon the occurrence of any of the following:

(i) any Backstop Party shall have breached any representation, warranty, covenant or other agreement made by such Backstop Party in this Agreement, and such breach or inaccuracy would, individually or in the aggregate, result in a failure of a condition set forth in Section 12(g) or Section 12(h), if continuing on the Plan Effective Date, being satisfied and such breach or inaccuracy is not cured by such Backstop Party by the earlier of (1) the seventh (7th) Business Day after the giving of notice thereof to such Backstop Party by the Company and (2) the third (3rd) Business Day prior to the Outside Date; provided that the Company shall not have the right to terminate this Agreement pursuant to this clause (i) based upon a breach arising out of the actions or omissions of the Company in breach of this Agreement; and provided further that such termination under this Section shall not be effective if, prior to the expiration of such cure period, one or more non-breaching Backstop Parties assume such breaching Backstop Party’s Commitment;

(ii) the board of directors, board of managers, or such similar governing body of the Company or any of its subsidiaries determines in good faith, based on advice of counsel, that proceeding with any of the Restructuring Transactions would be inconsistent with the exercise of its fiduciary duties;

(iii) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that would reasonably be expected to prevent the consummation of a material portion of the Restructuring Transactions; provided, that notwithstanding the foregoing, this termination right shall not apply to or be exercised by the Company or any of its subsidiaries that sought or requested such ruling or order or in contravention of any obligation or restriction set out in this Agreement or the RSA; provided further, that a ruling by the Bankruptcy Court that the Plan is not confirmable as a result of the terms included therein and contemplated by one or more provisions of the Term Sheet shall not, by itself, constitute a termination event pursuant to this Section 14(b)(iii); or

(iv) the Bankruptcy Court enters an order denying confirmation of the Plan.

(c) Termination by the Required Commitment Parties. The Required Commitment Parties may terminate this Agreement by written notice in accordance with Section 16 (with such termination being effective three (3) Business Days following delivery of such written notice, except as otherwise set forth below) upon the occurrence of any of the following:

(i) the breach in any material respect by the Company of any of the representations, warranties, undertakings, commitments or covenants of the Company set forth in this Agreement that remains uncured (to the extent curable) by the earlier of (1) the fifth (5th) Business Day after the giving of notice thereof to the Company or any of its subsidiaries (as applicable) by any Backstop Party and (2) the third (3rd) Business Day prior to the Outside Date; provided, that the Required Commitment Parties shall not have the right to terminate this Agreement pursuant to this clause (i) based upon a breach arising out of the actions or omissions of any Backstop Party in breach of this Agreement;

(ii) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that (i) would reasonably be expected to prevent the consummation of a material portion of the Restructuring Transactions and (ii) remains in effect for ten (10) Business Days after such terminating Backstop Parties transmit a written notice in accordance with Section 16 detailing any such issuance; notwithstanding the foregoing, this termination right may not be exercised by any Party that sought or requested such ruling or order in contravention of any obligation set out in this Agreement;

(iii) the entry of an order by the Bankruptcy Court, or the filing of a motion or application by the Company or any other Debtor seeking an order (without the prior written consent of the Required Commitment Parties), (i) converting one or more of the Chapter 11 Cases of the Company or any other Debtor to a case under chapter 7 of the Bankruptcy Code, (ii) appointing an examiner with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code or a trustee in one or more of the Chapter 11 Cases of the Company or any other Debtor, or (iii) rejecting this Agreement;

(iv) the failure to meet a Milestone, which has not been waived or extended in a manner consistent with the RSA, unless such failure is the result of any act, omission, or delay on the part of the terminating Backstop Parties in violation of its obligations under the RSA or this Agreement;

(v) the Bankruptcy Court grants relief that is inconsistent in any material respect with the RSA, the Definitive Documents or the Restructuring Transactions and such inconsistent relief is not dismissed, vacated or modified to be consistent with the RSA and the Restructuring Transactions within five (5) Business Days following written notice thereof to the Company and its subsidiaries by the Required Commitment Parties;

(vi) the occurrence of an “Event of Default” under the DIP Credit Agreement (as defined in the RSA) that has not been waived or timely cured in accordance therewith;

(vii) on or after the date hereof, the Company or any of its subsidiaries consummates or enters into a definitive agreement evidencing any merger, consolidation, disposition of material assets, acquisition of material assets, or similar transaction, pays any dividend, or incurs any indebtedness for borrowed money, in each case outside the ordinary course of business, in each case other than: (i) the Restructuring Transactions or (ii) with the prior consent of the Required Commitment Parties;

(viii) if the Company and its subsidiaries (i) notify Backstop Parties pursuant to Section 7(m) and/or make a public announcement that they intend to pursue a Superior Proposal or (ii) enter into a definitive agreement with respect to a Superior Proposal;

(ix) the filing by the Company of any Definitive Document (as defined in the RSA), amendments, modifications or supplements thereto, motion or pleading with the Bankruptcy Court that is not consistent in all material respects with the RSA and the Term Sheet, and such filing is not withdrawn (or, in the case of a motion that has already been approved by an order of the Bankruptcy Court at the time the Company and its subsidiaries are provided with such notice, such order is not stayed, reversed or vacated) within five (5) Business Days following written notice thereof to the Company and its subsidiaries by the Required Commitment Parties;

(x) any of the following shall have occurred: (i) the Company and its subsidiaries or any affiliate thereof shall have filed any motion, application, adversary proceeding or Cause of Action (as defined in the RSA) (A) challenging the validity, enforceability, or priority of, or seek avoidance or subordination of the Notes Claims or (B) otherwise seeking to impose liability upon or enjoin the Backstop Parties (in each case, other than with respect to a breach of the RSA) or (ii) the Company and its subsidiaries or any affiliate thereof shall have supported any application, adversary proceeding or Cause of Action referred to in this clause (x) filed by another person, or consents (without the consent of the Required Commitment Parties) to the standing of any such person to bring such application, adversary proceeding or Cause of Action;

(xi) the Bankruptcy Court grants relief terminating, annulling or modifying the automatic stay (as set forth in Section 362 of the Bankruptcy Code) with regard to any assets of the Company and its subsidiaries having an aggregate fair market value in excess of $5 million without the consent of the Required Commitment Parties;

(xii) the Company and its subsidiaries lose the exclusive right to file and solicit acceptances of a chapter 11 plan;

(xiii) the failure of the Company to pay the reasonable fees and expenses of the Backstop Parties in accordance with Section 2(e) of this Agreement;

(xiv) the Company or any other Debtor withdraws or revokes the Plan or files, proposes or otherwise supports any (i) Alternative Restructuring Proposal or (ii) amendment or modification to the Restructuring Transactions containing any terms that are materially inconsistent with the implementation of, and the terms set forth in, the Term Sheet, without the prior written consent of the Required Commitment Parties, which remains uncured (to the extent curable) for five (5) Business Days after such terminating Backstop Parties transmit a written notice in accordance with Section 16 detailing any such breach;

(xv) the Company or any of its subsidiaries enters into a definitive agreement with respect to an Alternative Restructuring Proposal;

(xvi) the entry of an order by the Bankruptcy Court approving this Agreement (the “BCA Approval Order”) shall not have occurred prior to the date that is 45 days after the Petition Date or if such order shall be reversed, stayed, dismissed, vacated, reconsidered, modified or amended without the acquiescence or written consent (not to be unreasonably withheld, conditioned or delayed) of the Required Commitment Parties;

(xvii) the Petition Date shall not have occurred on or prior to March 3, 2020; or

(xviii) the RSA has been terminated in accordance with its terms.

(d) Effect of Termination. Subject to Section 17, upon the effective date of the termination of this Agreement as to a Party (the “Termination Date”), this Agreement shall be of no further force and effect as to such Party and each Party subject to such termination shall be immediately released from its or their respective liabilities, obligations, commitments, undertakings, and agreements under or related to this Agreement, shall have no further rights, benefits or privileges hereunder and shall have all the rights and remedies that it would have had, had it not entered into this Agreement, and no such rights or remedies shall be deemed waived pursuant to a claim of laches or estoppel, and shall be entitled to take all actions, whether with respect to the Restructuring Transactions or otherwise, that it would have been entitled to take had it not entered into this Agreement, including with respect to any and all Claims (as defined in the RSA) or Causes of Action (as defined in the RSA); provided, that in no event shall any such termination relieve a Party from liability for its breach or non-performance of its obligations hereunder before the Termination Date. Nothing in this Agreement shall be construed as prohibiting the Company, any of its subsidiaries or any of the Backstop Parties from contesting whether any such termination is in accordance with its terms or to seek enforcement of any rights under this Agreement that arose or existed before a Termination Date. Except as expressly provided in this Agreement, nothing in this Agreement is intended to, or does, in any manner waive, limit, impair, or restrict (a) any right of the Company or the ability of the Company to protect and reserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any Backstop Party, and (b) any right of any Backstop Party, or the ability of any Backstop Party, to protect and preserve its rights (including rights under this Agreement), remedies, and interests, including its claims against the Company or any other Backstop Party. Notwithstanding any provision to the contrary in this Section 14, no Party may exercise any of its respective termination rights as set forth herein if such Party has failed to perform or comply in all material respects with the terms and conditions of this Agreement (unless such failure to perform or comply arises as a result of another Party’s actions or inactions), with such failure to perform or comply causing, or resulting in, the occurrence of the applicable termination event giving rise to such termination right. Nothing in this Section 14(d) shall restrict the right of the Company or any of its subsidiaries to terminate this Agreement in accordance with Section 14(b)(ii).

(e) Termination Fee. To the extent this Agreement is validly terminated in accordance with this Section 14 (other than Section 14(b)(i) or Section 14(c)(iv)), the Company shall, within three (3) Business Days of such termination, pay or cause to be paid to the Commitment Parties that are not Defaulting Commitment Parties a non-refundable cash payment in an aggregate amount equal to (x) $9,440,000 payable to the Backstop Parties that are not Defaulting Commitment Parties, allocated pro rata based on each such Backstop Party’s Backstop Commitment Percentage (excluding the Backstop Commitment Percentage of any Defaulting Commitment Party), plus (y) $143,000 payable to the Management Commitment Parties that are not Defaulting Commitment Parties, allocated pro rata based on each such Management Commitment Party’s percentage (its “Management Commitment Percentage”), as set forth on Schedule 1 opposite such Management Commitment Party’s name (excluding the Management Commitment Percentage of any Defaulting Commitment Party); provided that in the event that (1) this Agreement is validly terminated in accordance with Section 14(c)(xviii) because the RSA was validly terminated in accordance with Section 13.03(a) of the RSA or (2) this Agreement is validly terminated in accordance with Section 14(a)(ii) or Section 14(a)(iii) due to a failure of a condition to closing set forth in Section 11 of this Agreement to be satisfied by the Outside Date and (w) such failure is a result of the breach of the RSA by a Consenting Noteholder(s) (as defined in the RSA), (x) the Company has given notice of such breach to such Consenting Noteholder(s), (y) within ten (10) Business Days following the giving of such notice, either such Consenting Noteholder(s) have failed to cure such breach or this Agreement has been terminated in accordance with Section 14(a)(ii), and (z) such ten (10) Business Day period has elapsed prior to such termination pursuant to Section 14(c)(xviii) or Section 14(a)(iii), then any such breaching Consenting Noteholder who is also a Commitment Party hereunder shall not be entitled to their pro rata share of any payment to be paid to the Commitment

Parties pursuant to this Section. To the extent that all amounts due pursuant to this Section 14(e) shall have been paid by the Company or the applicable Commitment Parties in connection with a termination of this Agreement, the Commitment Parties shall not have any additional recourse against the Company for any obligations or liabilities relating to or arising from this Agreement. Absent a change in Law, the Company does not expect to have an obligation to withhold any Taxes on any required payment of the termination fee.

Section 15. INDEMNIFICATION OBLIGATIONS.

(a) Company Indemnity. The Company and the Issuer (the “Indemnifying Parties”) shall indemnify and hold harmless each Backstop Party and its Affiliates, equity holders, members, partners, general partners, managers and its and their respective representatives and controlling persons (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and costs and expenses (other than Taxes of the Backstop Parties except to the extent otherwise provided for in this Agreement) (collectively, “Losses”) that any such Indemnified Person may incur or to which any such Indemnified Person may become subject arising out of or in connection with this Agreement, the Plan and the transactions contemplated hereby and thereby, including the Commitments, the Rights Offering, the payment of the Backstop Commitment Premium or the use of the proceeds of the Rights Offering, the Transaction Expenses or any claim, challenge, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnified Person is a party thereto, whether or not such proceedings are brought by the Company, the Issuer, their equity holders, Affiliates, creditors or any other Person, and reimburse each Indemnified Person upon demand for reasonable documented (with such documentation subject to redaction to preserve attorney-client and work product privileges) out-of-pocket legal or other third party expenses incurred in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any lawsuit, investigation, claim or other proceeding relating to any of the foregoing (including in connection with the enforcement of the indemnification obligations set forth herein), irrespective of whether or not the transactions contemplated by this Agreement or the Plan are consummated or whether or not this Agreement is terminated; provided that the foregoing indemnity will not, as to any Indemnified Person, apply to Losses (i) as to any Defaulting Commitment Party or any Indemnified Person related thereto, caused by such default by such Commitment Party or (ii) to the extent they are found by a final, non-appealable judgment of a court of competent jurisdiction to arise from the bad faith, willful misconduct or gross negligence of such Indemnified Person or any of its Affiliates, equity holders, members, partners, general partners, managers, or their respective representatives and controlling persons.

(b) Indemnification Procedure. Promptly after receipt by an Indemnified Person of notice of the commencement of any claim, challenge, litigation, investigation or proceeding (an “Indemnified Claim”), such Indemnified Person will, if a claim is to be made hereunder against the Indemnified Person in respect thereof, notify the Indemnifying Party in writing of the commencement thereof; provided that (A) the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have hereunder except to the extent it has been materially prejudiced by such failure and (B) the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have to such Indemnified Person otherwise than on account of this Section 15. In case any such Indemnified Claims are brought against any Indemnified Person and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, at its election by providing written notice to such Indemnified Person, the Indemnifying Party will be entitled to assume the defense thereof, with counsel reasonably acceptable to such Indemnified Person; provided, (X) that the Indemnifying Party shall not be entitled to assume or maintain control of the defense of any Indemnified Claim and shall pay the fees and expenses of counsel retained by the Indemnified Person to the extent provided in Section 15(a) if the Indemnifying Party has failed or is failing to prosecute or defend vigorously the Indemnified Claim, and such failure is not reasonably cured within ten (10) Business Days of receipt of written notice from the applicable Indemnified Person, and (Y) if the parties (including any impleaded parties) to any such Indemnified Claims include both such Indemnified Person and the Indemnifying Party and based on advice of such Indemnified Person’s counsel, there are legal defenses available to such Indemnified Person that are different from or additional to those available to the Indemnifying Party, such Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Indemnified Claims (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel representing the Indemnified Persons who are parties to such Indemnified Claims (in addition to one local counsel in each jurisdiction in which local counsel is required)). Upon receipt of notice from the Indemnifying Party to such Indemnified Person of its election to so assume the defense of such Indemnified Claims with counsel reasonably acceptable to the Indemnified Person, the Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof or participation therein (other than reasonable and documented out-of-pocket costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel (in addition to any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel representing the Indemnified Persons who are parties to such Indemnified Claims (in addition to one local counsel in each jurisdiction in which local counsel is required)), (ii) the Indemnifying Party shall not have employed counsel reasonably acceptable to such Indemnified Person to represent such Indemnified Person within a reasonable time after the Indemnifying Party has received notice of commencement of the Indemnified Claims from, or delivered on behalf of, the Indemnified Person, (iii) after the Indemnifying Party assumes the defense of the Indemnified Claims, the Indemnified Person determines in good faith that the Indemnifying Party has failed or is failing to defend such claim and provides written notice of such determination, and such failure is not reasonably cured within ten (10) Business Days of receipt of such notice, or (iv) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Person.

(c) Settlement of Indemnified Claims. The Indemnifying Party shall not be liable for any settlement of any Indemnified Claims effected by such Indemnified Person without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed). If any settlement of any Indemnified Claims is consummated with the written consent of the Indemnifying Party or if there is a final judgment for the plaintiff in any such Indemnified Claims, the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Person from and against any and all Losses by reason of such settlement or judgment to the extent such Losses are otherwise subject to indemnification by the Indemnifying Party hereunder in accordance with, and subject to the limitations of, this Section 15. The Indemnifying Party shall not, without the prior written consent of an Indemnified Person (which consent shall be granted or withheld, conditioned or delayed in the Indemnified Person’s sole discretion), effect any settlement of any pending or threatened Indemnified Claims in respect of which indemnity or contribution has been sought hereunder by such Indemnified Person unless (i) such settlement includes an unconditional release of such Indemnified Person in form and substance satisfactory to such Indemnified Person from all liability on the claims that are the subject matter of such Indemnified Claims and (ii) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless from Losses that are subject to indemnification pursuant to Section 15(a), then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Person as a result of such Loss in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, but also the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, as well as any relevant equitable considerations. It is hereby agreed that the relative benefits to the Indemnifying Party, on the one hand, and all Indemnified Persons, on the other hand, shall be deemed to be in the same proportion as (i) the total value received or proposed to be received by the Company pursuant to the issuance and sale of the Convertible Bonds in the Rights Offering contemplated by this Agreement and the Plan bears to (ii) the Backstop Commitment Premium paid or proposed to be paid to the Backstop Parties. The Indemnifying Parties also agree that no Indemnified Person shall have any liability based on their comparative or contributory negligence to the Indemnifying Parties, any Person asserting claims on behalf of or in right of any of the Indemnifying Parties, or any other Person in connection with an Indemnified Claim.

(e) Treatment of Indemnification Payments. All amounts paid by an Indemnifying Party to an Indemnified Person under this Section 15 shall, to the extent permitted by applicable law, be treated for all Tax purposes as adjustments to the purchase price for the Convertible Bonds subscribed for or purchased by such Indemnified Person. The provisions of this Section 15 are an integral part of the transactions contemplated by this Agreement, and without these provisions, the Backstop Parties would not have entered into this Agreement, and subject to entry of the BCA Approval Order, the obligations of the Company under this Section 15 shall constitute allowed administrative expenses of the Debtors’ estate under Sections 503(b) and 507 of the Bankruptcy Code and shall be payable without further order of the Bankruptcy Court, and the Company may comply with the requirements of this Section 15 without further order of the Bankruptcy Court.

Section 16. NOTICES. All notices hereunder shall be deemed given if in writing and delivered, by electronic mail, courier, or registered or certified mail (return receipt requested), to the following addresses (or at such other addresses as shall be specified by like notice):

(i)	if to the Company or a Management Commitment Party, to:

Pioneer Energy Services Corp.

1250 N.E. Loop 410, Suite 1000

San Antonio, Texas 78209

Attention:     Bryce Seki, VP - General Counsel

E-mail:         BSeki@pioneeres.com

with copies to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019

Attention:     Brian S. Hermann,

                      Elizabeth R. McColm,

                      Brian Bolin

                      Eugene Y. Park

E-mail:         bhermann@paulweiss.com

                      emccolm@paulweiss.com

                      bbolin@paulweiss.com

                      epark@paulweiss.com

(ii)	if to a Backstop Party, to:

each Backstop Party at the addresses or e-mail addresses set forth below the Backstop Party’s signature in its signature page to this Agreement with copies (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attention:     Damian S. Schaible

                      Natasha Tsiouris

                      Erik Jerrard

E-mail:         damian.schaible@davispolk.com,

                      natasha.tsiouris@davispolk.com

                      erik.jerrard@davispolk.com

Any notice given by delivery, mail, or courier shall be effective when received.

Section 17. SURVIVAL. Notwithstanding the termination of this Agreement, the agreements and obligations of the parties hereto in Section 14(d) and Sections 15 through 23 shall survive such termination and shall continue in full force and effect for the benefit of the parties hereto in accordance with the terms hereof.

Section 18. ASSIGNMENT; THIRD PARTY BENEFICIARIES. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors and permitted assigns, as applicable. There are no third-party beneficiaries under this Agreement, and, except as set forth in Section 3, the rights or obligations of any Party under this Agreement may not be assigned, delegated, or transferred to any other Person or entity.

Section 19. COMPLETE AGREEMENT. Except as otherwise explicitly provided in this Agreement, this Agreement constitutes the entire agreement among the Parties with respect to the subject matter of this Agreement and supersedes all prior agreements, oral or written, among the Parties with respect thereto, other than any Confidentiality Agreement (as defined in the RSA). The Parties acknowledge and agree that they are not relying on any representations or warranties other than as set forth in this Agreement.

Section 20. GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM; WAIVER OF TRIAL BY JURY. THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE CHOSEN STATE, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PRINCIPLES. Each Party to this Agreement agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement, to the extent possible, in the Bankruptcy Court, and solely in connection with claims arising under this Agreement: (a) irrevocably submits to the exclusive jurisdiction of the Bankruptcy Court; (b) waives any objection to laying venue in any such action or proceeding in the Bankruptcy Court; and (c) waives any objection that the Bankruptcy Court is an inconvenient forum or does not have jurisdiction over any Party to this Agreement. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 21. COUNTERPARTS. This Agreement may be executed and delivered in any number of counterparts and by way of electronic signature and delivery, each such counterpart, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement. Except as expressly provided in this Agreement, each individual executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of said Party.

Section 22. ACTION BY, OR CONSENT OR APPROVAL OF, THE COMMITMENT PARTIES. Whenever this Agreement refers to any action to be taken by, or any consent or approval to be given by, the Commitment Parties, unless otherwise expressly provided in any particular instance, such reference shall be deemed to require the action, consent or approval of the Required Commitment Parties.

Section 23. AMENDMENTS AND WAIVERS.

(a) This Agreement may not be modified, amended or supplemented, and no condition or requirement of this Agreement may be waived, in any manner except in accordance with this Section 23.

(b) This Agreement may be modified, amended or supplemented in a writing signed by the Company and the Required Commitment Parties; provided that amendments to this Section 23 shall require the consent of each Backstop Party. Notwithstanding the foregoing, if the proposed modification, amendment, waiver, or supplement has a (1) disproportionate and adverse effect on any of the rights or obligations under this Agreement of any Backstop Party or (2) disproportionate and material adverse effect on any of the rights or obligations under this Agreement of any Management Commitment Party, then the consent of each such affected Commitment Party shall also be required to effectuate such modification, amendment, waiver or supplement.

(c) Any proposed modification, amendment, waiver or supplement that does not comply with this Section 23 shall be ineffective and void ab initio.

(d) The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power, or remedy under this Agreement shall operate as a waiver of, any such right, power, or remedy or any provision of this Agreement, nor shall any single or partial exercise of such right, power, or remedy by such Party preclude any other or further exercise of such right, power, or remedy or the exercise of any other right, power, or remedy. All remedies under this Agreement are cumulative and are not exclusive of any other remedies provided by Law.

Section 24. SPECIFIC PERFORMANCE. It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party, and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief (without the posting of any bond and without proof of actual damages) as a remedy of any such breach, including an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder.

Section 25. RULES OF CONSTRUCTION. This Agreement is the product of negotiations among the Company and the Commitment Parties, and in the enforcement or interpretation of this Agreement, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion of this Agreement, shall not be effective in regard to the interpretation of this Agreement. The Company and its subsidiaries and the Commitment Parties were each represented by counsel during the negotiations and drafting of this Agreement and continue to be represented by counsel.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

PIONEER ENERGY SERVICES CORP.

By:	/s/ Bryce Seki
Name: Bryce Seki
Title: General Counsel

[Signature Page to Commitment Agreement]

[BACKSTOP SIGNATORIES]

By:
Name:
Title:

[Signature Page to Commitment Agreement]

Schedule 1

Management Commitment Parties

Management Commitment Party	Principal Amount of Management Commitment Securities	Management Commitment Premium

Schedule 2

Backstop Parties

Backstop Party	Backstop Commitment Percentage	Backstop Cap

Schedule 3

Debtors

Name of Entity	Jurisdiction
Pioneer Energy Services Corp.	Texas
Pioneer Coiled Tubing Services, LLC	Delaware
Pioneer Drilling Services, Ltd.	Texas
Pioneer Fishing & Rental Services, LLC	Delaware
Pioneer Global Holdings, Inc.	Delaware
Pioneer Production Services, Inc.	Delaware
Pioneer Services Holdings, LLC	Delaware
Pioneer Well Services, LLC	Delaware
Pioneer Wireline Services Holdings, Inc.	Delaware
Pioneer Wireline Services, LLC	Delaware